                                                                   EXHIBIT 10.15

              FIRST AMENDMENT TO SECOND RESTATED CREDIT AGREEMENT
                              AND LOAN DOCUMENTS


     This FIRST AMENDMENT TO SECOND RESTATED CREDIT AGREEMENT AND LOAN DOCUMENTS (the "Amendment") is entered into as of this 21st day of December, 1998, among PEPSI-COLA PUERTO RICO BOTTLING COMPANY ("Pepsi-Cola PR"), PEPSI-COLA PUERTO RICO DISTRIBUTING COMPANY ("Distributing"), BEVERAGE PLASTICS COMPANY ("Beverage Plastics") and PEPSI-COLA PUERTO RICO MANUFACTURING COMPANY ("Manufacturing"; Pepsi-Cola PR, Distributing, Beverage Plastics and Manufacturing hereinafter sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"), each a corporation organized and existing under the laws of the State of Delaware; and

     BANCO POPULAR DE PUERTO RICO, a banking corporation organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter referred to as the "Bank").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Borrowers and the Bank entered into a Second Restated Credit Agreement dated as of April 8, 1997 (the "Restated Credit Agreement"; all capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Restated Credit Agreement);

     WHEREAS, the Borrowers have requested that the Bank amend the terms of the Restated Credit Agreement as set forth herein;

     WHEREAS, the Bank, subject to the terms and conditions hereinafter set forth, is agreeable to granting the request of the Borrowers;

     NOW THEREFORE, the Borrowers and the Bank have agreed to amend the Restated Credit Agreement as hereinafter set forth.


     SECTION 1.  AMENDMENTS TO RESTATED CREDIT AGREEMENT.  The Restated Credit
                 ---------------------------------------
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

          (a) The definition of "Net Available Proceeds" in Section 1.1 is hereby amended in full to read as follows:

          "'NET AVAILABLE PROCEEDS' shall mean, in the case of any Disposition or BAESA Stock Disposition, the amount of Net Cash Payments received in connection with such Disposition or BAESA Stock Disposition."


          (b) The first sentence of subsection (b) of Section 2.3 is hereby amended in full to read as follows:

               "(b) The Bank agrees, on the terms and conditions hereinafter set forth, to make revolving credit advances to Borrowers (each advance made hereunder is hereinafter sometimes referred to individually as a 'Revolving Credit Advance' and collectively as 'Revolving Credit Advances') from time to time during the period from the Closing Date up to and including January 31, 1999 (as such date may be extended pursuant to Section 2.16 hereof, the 'Termination Date') which shall not exceed at any time outstanding for the Borrowers in the aggregate (subject to the provisions of subsection (a) of Section 2.9) the sum of (i) eighty percent (80%) of the amount of Distributing's Eligible Receivables, plus (ii) fifty percent (50%) of the net value of Distributing's Eligible Inventory (calculated based on the cost of Eligible Inventory); provided, however, that Revolving Credit Advances to the Borrowers shall not exceed FIVE MILLION DOLLARS ($5,000,000) in the aggregate at any time (the 'Revolving Credit Commitment')."


          (c) Section 2.9(b) is hereby amended in full to read as follows:

              "(b)Sale of Assets.  Without limiting the obligation of the
                  --------------
          Borrowers, or any of their Restricted Subsidiaries to obtain the consent of the Bank pursuant to Section 5.02(d) to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the 'Current Disposition'), and
                                                    -------------------
          of all prior Dispositions as to which a prepayment has not yet been made under this paragraph, shall exceed $250,000 during any fiscal year of the Borrowers then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrowers will deliver to the Bank a statement, certified by the chief financial officer of the corresponding Borrower, in form and detail satisfactory to the Bank, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions during the current fiscal year of the Borrowers and will prepay the Advances, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions during the current fiscal year of the Borrowers, such prepayment to be effected in each case in the manner and to the extent specified in clause (g) of this
          Section 2.9."

          (d) The first sentence of Section 2.16 is hereby amended in full to read as follows:

              "The obligation of the Bank to make the Revolving Credit Advances shall terminate on

          January 31, 1999 (such date, as it may be extended pursuant to the following sentence, being the "Termination Date"). The Bank, at its sole discretion, may extend the Termination Date for additional periods (which may be less than one year) under terms and conditions (which may differ from those contained in this Agreement) that the Bank may determine, at its sole discretion, based upon economic conditions prevailing as of the Termination Date and the Borrowers' ability to meet their obligations."

          (e) Subsection (i) of Section 7.1 is hereby amended in full to read as follows:

              "(i) There is a sale, transfer, change of effective control or other disposition, whether by operation of law or otherwise (directly or indirectly), through a merger, consolidation or otherwise, of the voting stock, shares of interest, options, right to vote or other evidence of ownership of P-PR-Transfer, LLP or the Pohlad Companies respectively, so that P-PR-Transfer, LLP or The Pohlad Companies ceases to control, own or is no longer entitled to vote in the aggregate at least 51% of the voting rights under the then issued and outstanding voting stock, shares of interest, options, right to vote or other evidence of ownership of Pepsi-Cola PR and P-PR-Transfer, LLP, respectively."

     SECTION 2.  AMENDMENT OF THE NOTES.  Simultaneously with the execution
                 ----------------------
hereof, each of the Notes is being, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, amended as set forth in an Allonge substantially in the form of Exhibit A
                                                                ---------
hereto.

     SECTION 3.  CONDITIONS OF EFFECTIVENESS.  This Amendment shall become
                 ---------------------------
effective when, and only when, the Bank shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Bank and its counsel:

          (a) Certified copies of (i) the resolutions of the Board of Directors of each of the Borrowers approving this Amendment and the matters contemplated herein, and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated herein.

          (b)  the following documents:

               (i) an Allonge for each of the Notes executed on the original Closing Date (collectively, the "Allonges");

               (ii) such documents as may be reasonably requested by the Bank executed by each of the Borrowers in favor of the Bank amending the Collateral in order to reflect the execution of this Agreement;

               (iii) Security Agreements substantially in such form as may be required by the Bank duly executed by each Borrower. In addition, each Borrower shall have taken such other action (including delivering to the Bank, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Bank shall have requested in order to perfect the security interests created pursuant to the Security Agreements.

           (c) A favorable opinion of counsel for the Borrowers, to the effect that this Amendment and each of the documents required under subsection 3(b)(ii) and (iii) above have been duly authorized, executed and delivered by the Borrowers and covering such other matters relating to the Borrowers, this Agreement or the transactions contemplated hereunder as may be requested by the Bank and its counsel.

     SECTION 4.  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.
                 ---------------------------------------------

          (a) Upon the effectiveness of Sections 1, 2 and 3 hereof, on and after the date hereof each reference in the Restated Credit Agreement and the Exhibits thereto to "this Agreement", "hereunder", "hereof" or words of like import referring to the Restated Credit Agreement, and each reference in each of the Loan Documents to "the Restated Credit Agreement", "thereunder", "thereof" or words of like import referring to the Restated Credit Agreement, shall mean and be a reference to the Restated Credit Agreement as amended hereby and each reference in the Notes to "this Note", "hereunder", "hereof" or words of like import referring to such Note, and each reference in the other Loan Documents to "the Notes", "thereunder", "thereof" or words of like import referring to the Notes, shall mean and be a reference to the Notes, as amended by the Allonges executed on the date hereof.

          (b) Upon the effectiveness of this Agreement, each reference in any of the Loan Documents to "this Agreement", "hereunder", "hereof" or words of like import referring to such document, and each reference in the other Loan Documents to such document, shall mean and be a reference to such document as amended hereby. Except as specifically amended hereby, the Loan Documents shall remain in full force and effect and such Loan Documents are hereby in all respects ratified and confirmed.

     SECTION 5.  WAIVER.  The execution, delivery and effectiveness of this
                 ------
Amendment shall not, except as expressly provided for herein, operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers
                 -----------------------------------------------
represent and warrant as follows:

          (a) The execution, delivery and performance by each of the Borrowers of this Amendment, the Allonges and all other Loan Documents, as amended, to which the Borrowers are or will be a party, have been duly authorized by all necessary corporate action of each of the Borrowers and do not and will not (A) contravene the charter or by-laws of any of the Borrowers, (B) violate in any material respect any provision of any applicable law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect, (C) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the Borrowers or any Subsidiary of the Borrowers are a party or by which they or their properties may be bound or affected, or (D) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as required hereunder) upon or with respect to any of the properties now owned or hereafter acquired by any of the Borrowers; neither the Borrowers nor any Subsidiary of the Borrowers is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrowers of this Amendment or any of the Loan Documents, as amended hereby, to which they are a party.

          (c) There is no pending or threatened action or proceeding affecting any of the Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator, which may have a Material Adverse Effect or which purport to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.

          (d) This Amendment and each of the other Loan Documents, as amended hereby, to which the Borrowers are a party constitute and each of the other Loan Documents to which the Borrowers are to be a party when delivered hereunder will constitute legal, valid and binding obligations of any of the Borrowers enforceable against each of the Borrowers in accordance with their respective terms.

          (e) The representations and warranties contained in the Restated Credit Agreement are correct on and as of the date of this Amendment as though made on and as of this date.

          (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     SECTION 7.  NO NOVATION.  This Amendment merely reflects the intention of
                 -----------
the parties hereto to modify and amend certain terms, covenants and conditions of the Restated Credit Agreement and shall not affect any of the existing Obligations of the Borrowers thereunder. Therefore, this Amendment shall not in
                                                                    ---------
any way constitute a novation of the Obligations. Except as specifically amended hereby and by the Allonges, the Restated Credit Agreement, the Loan Documents and the Notes shall remain in full force and effect.

     SECTION 8.  COSTS, EXPENSES AND TAXES.  The Borrowers agree to pay on
                 -------------------------
demand all costs and expenses of the Bank in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and under the Restated Credit Agreement and the Loan Documents. The Borrowers further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees an expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8. In addition, the Borrowers shall pay any and all stamp and other taxes payable or reasonably determined by the Bank to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. All obligations of the Borrowers under this Amendment shall be joint and several ("solidaria").

     SECTION 9.  GOVERNING LAW.  This Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the Commonwealth of Puerto Rico.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
                                                      PEPSI-COLA PUERTO RICO
                                                         BOTTLING COMPANY

                                                      PEPSI-COLA PUERTO RICO
                                                      MANUFACTURING COMPANY

                                                      PEPSI-COLA PUERTO RICO
                                                       DISTRIBUTING COMPANY

                                                    BEVERAGE PLASTICS COMPANY



                                              By:_______________________________
                                            Name:
                                           Title:


                                                   BANCO POPULAR DE PUERTO RICO


                                              By:_______________________________
                                            Name:
                                           Title:

State of ______________) ss:

Country of ______________)


     Acknowledged and subscribed before me by____________, of legal age, __________, executive and resident of ____________, Puerto Rico, in his/her capacity as ________________________________ of each of Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics Company; to me personally known at ___________, ____________, on this ____ day of ______, 1998.


                                               _________________________________
                                                        Notary Public



Affidavit No.: _____

     Acknowledged and subscribed before me by____________, of legal age, __________, banker and resident of _____________, Puerto Rico, in his/her capacity as_______________ of Banco Popular de Puerto Rico, to me personally known, at San Juan, Puerto Rico, on this ______ day of ______________, 1998.



                                                ________________________________
                                                        Notary Public

                                                                       EXHIBIT A
                                                                       ---------



                                    ALLONGE

                               (TERM LOAN  NOTE)
                          (AND REVOLVING CREDIT NOTE)


     The terms of that certain [_____________________] Note (the "Note") in the principal amount of $_________ issued by _________ ______________________ to the order of BANCO POPULAR DE PUERTO RICO on April 8, 1997 under Affidavit No. ___ before Notary Antonio J. Santos Prats, are hereby amended and modified as of the date hereof, as follows:

          (a) The ______ paragraph of the Note is hereby amended to read as follows:

              "This Note has been issued pursuant to, and is entitled to, the guarantees, benefits, and security provided for by that certain Second Restated Credit Agreement among Pepsi-Cola Puerto Rico Distribution Company, Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Beverage Plastics Company and the Bank dated as of April 8, 1997, as amended by a First Amendment to Second Restated Credit Agreement and Loan Documents dated as of December 21, 1998 (collectively, the 'Restated Credit Agreement'). All capitalized terms used herein that are defined in the Restated Credit Agreement and are not otherwise defined herein shall have the meanings set forth in the Restated Credit Agreement. This Note is subject to pre-payment and acceleration, all as provided in the Restated Credit Agreement".


          (b) This Allonge merely reflects the intention of the parties hereto to modify certain covenants and conditions set forth in the Restated Credit Agreement and shall not affect any of the existing obligations of the Borrowers thereunder. Therefore, this Allonge shall not in any way constitute a novation of the indebtedness evidenced by the Note.

     Except as amended hereby, all other terms and conditions of the Note shall remain unchanged and in full force and effect.

     Executed in San Juan, Puerto Rico, on this ____ day of _____, 1998.

                                                 _______________________________



                                              By:_______________________________
                                            Name:
                                           Title:



Country of __________) ss:
State of ____________)


     Acknowledged and subscribed to before me by the following person who is personally known to me, in ___________, _________, on this ___ day of _______,
1998:



                                              __________________________________
                                                        Notary Public